UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2020
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MONGODB, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,	38th Floor
New York,	NY		10019
(Address of Principal Executive Offices)			(Zip Code)
646-727-4092
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MDB	The Nasdaq Stock Market LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification of Rights of Security Holders.

On June 11, 2020, all outstanding shares of MongoDB, Inc.'s (the "Company") Class B common stock, par value $0.001 per share, automatically converted into the same number of shares of Class A common stock, par value $0.001 per share, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). No additional shares of Class B common stock will be issued following such conversion.

The conversion occurred pursuant to Article V, Section 5(a) of the Certificate of Incorporation, which provides that each share of Class B common stock will automatically convert into one fully paid and nonassessable share of Class A common stock at 5:00 p.m. in New York City, New York on the first trading day falling on or after the date on which the outstanding shares of Class B common stock represent less than 10% of the aggregate number of shares of the then outstanding Class A common stock and Class B common stock.

Pursuant to Section 243 of the Delaware General Corporation Law (the "DGCL"), the Company filed a certificate with the Secretary of State of Delaware effecting the retirement and cancellation of the shares of Class B common stock (the “Certificate of Retirement”).

The conversion has the following effects, among others, on the holders of the shares of Class B common stock:

Voting Power. Prior to the conversion, holders of shares of Class B common stock were entitled to cast ten votes per share on any matter submitted to a vote of the Company’s stockholders. As a result of the conversion, all former holders of shares of Class B common stock became holders of shares of Class A common stock, which are entitled to only one vote per share on all matters subject to a stockholder vote with a record date on or after the date of the conversion. In addition, the provisions of the Certificate of Incorporation and Delaware law that entitled the holders of shares of Class A and Class B common stock, in certain circumstances, to separate class voting rights are no longer applicable as a result of the conversion.

Economic Interests. Because holders of shares of Class A common stock are entitled to the same economic interests to which former holders of shares of Class B common stock were entitled before the conversion, including with regard to dividends, liquidation rights and treatment in connection with a change of control or merger transaction, the conversion had no impact on the economic interests of former holders of shares of Class B common stock.

Capitalization. The conversion had no impact on the total number of the Company’s outstanding shares of capital stock, as the shares of Class B common stock converted into an equivalent number of shares of Class A common stock. Pursuant to Section 243 of the DGCL, the filing of the Certificate of Retirement had the effect of amending the Certificate of Incorporation such that, upon the effectiveness of the Certificate of Retirement, the Company’s total number of authorized shares of capital stock has been reduced by the number of previously authorized shares of Class B common stock.

Resale of Common Stock. Shares of Class A common stock into which the Class B common stock converted may be sold in the same manner as the shares of Class B common stock were previously sold. The Company’s affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 promulgated under the Securities Act of 1933, as amended.

Equity Incentive Plans. Upon the conversion, any outstanding options that were denominated in shares of Class B common stock and issued under any of the Company’s equity incentive plans, remained unchanged, except that they now represent the right to receive shares of Class A common stock.

Special Meetings of Stockholders. Special meetings of stockholders may now be called only by the board of directors, the chairperson of the board or the chief executive officer, whereas prior to the conversion, stockholders owning 10% or more of the voting power could also call a special meeting of stockholders.

The description of our Common Stock is not complete and is qualified in its entirety by reference to the Certificate of Retirement and Restated Certificate, which are filed as Exhibits 3.1 and 3.2, respectively, of this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.
The Company’s Class A common stock will continue to trade on The Nasdaq Global Market under the ticker symbol “MDB” following the conversion and will maintain the same CUSIP number previously assigned to the Class A common stock.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Retirement
3.2
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-38240) filed with the Securities and Exchange Commission on October 25, 2017).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONGODB, INC.

Dated: June 16, 2020	By:	/s/ Dev Ittycheria
Name: Dev Ittycheria Title: President and Chief Executive Officer